                                                                   Exhibit 99


                          UNITED STATES DISTRICT COURT

                            NORTHERN DISTRICT OF OHIO

                                EASTERN DIVISION

GOTHAM PARTNERS, L.P., et al.,         )    CIVIL ACTION NO. 1:98 CV 0272
                                       )
                  Plaintiffs,          )    JUDGE DONALD C. NUGENT
                                       )
         vs.                           )

                                       )    DEFENDANT FIRST UNION'S
FIRST UNION REAL ESTATE EQUITY         )    SUPPLEMENTAL MEMORANDUM
AND MORTGAGE INVESTMENTS,              )    IN SUPPORT OF ITS MOTION FOR
                                       )    PRELIMINARY INJUNCTION(1)
                  Defendant.           )

         Even without the benefit of the most basic discovery, the evidence currently available to First Union Real Estate and Mortgage Investments ("First Union") strongly supports a serious, albeit as yet circumstantial, case that an illegal, undisclosed group of investors was formed in late 1996 or early 1997 by Gotham Partners, L.P. and Gotham Partners II, L.P. (collectively, "Gotham") to obtain control of First Union, and that Gotham and other group members continued to purchase shares of First Union on the open market from unsuspecting shareholders who were unaware that they could, and should, demand a premium for selling control of their company. This group has never disclosed their scheme, even to this day, to First Union, its long-time shareholders, and the investing public in required filings with the Securities and


---------

(1) First Union files this Supplemental Memorandum in Support of its Motion for Preliminary Injunction pursuant to this Court's request.

Exchange Commission ("SEC"). These omissions are clear violations of Sections 13(d) and 14(a) of the Securities Exchange Act of 1934 (the "Exchange Act"), and the rules and regulations thereunder, whose specific purpose is to ensure that such acquisitions do not occur without full explanation to the public market (Section 13(d)), and that shareholders do not vote away control without full and fair information (Section 14(a)). Absent such disclosure, investors are forced to make purchase and sale decisions on a daily basis without understanding the reality of the situation or the likely future of their chosen investment vehicle, and the Gothams of the world are free to manipulate the market through selective and misleading disclosures and statements as to their purpose and intent. That is exactly what has transpired here.

        First Union's claims -- and its urgent plea for additional discovery and for a hearing on its motion for preliminary injunction -- are based on:

          (1) a pattern of previous activity by combinations of the same group members whereby they have secretly worked together without appropriate disclosure to obtain control of other companies, including other "paired-share" REITs like First Union;

          (2) suspicious communications and parallel patterns of investment in First Union by the group members, including unusual timing of conversions of preferred shares into voting shares of beneficial interest;

          (3) group members' failure to disclose (at least until very recently) any purpose other than mere passive "investment," notwithstanding their concurrent complaints about First Union and its management; and

          (4) repeated communications between suspected group members and First Union pressing for seats on First Union's Board of Trustees, not only for themselves, but for other group members as well.

Based on this information, it is clearly appropriate under the Federal Rules of Civil Procedure for First Union to proceed with its document subpoenae from these group members and to depose their representatives to prepare for a hearing on First Union's claims.

         As with their previous corporate victims, Gotham's group has sought to disparage First Union's management and wrest control from unsuspecting shareholders without even buying their shares, let alone paying a premium, take short-term profits, and disregard the organizational stability of the company including, in the case of First Union, its special tax status as a REIT. If this Court does not take action prior to the May 19, 1998 Special Meeting of First Union shareholders, at which time Gotham's board-packing proposal will otherwise be considered without the benefit of accurate and complete disclosures, Gotham and its group maintain they are likely to gain control of First Union. If that occurs, the fox will rule the roost, leaving no one to challenge Gotham's securities violations. The time to protect the shareholders, who are currently being asked to submit proxies for their votes based on complete misinformation, is now.

I.       FIRST UNION IS A REIT AND CANNOT BE TAKEN OVER WITHOUT CONCERTED EFFORT

         First Union is a Real Estate Investment Trust ("REIT"). It is organized under Ohio law as an unincorporated business trust pursuant to a declaration of trust. First Union's Declaration of Trust and its By-Laws prohibit any shareholder from owning more than 9.8% of the outstanding shares of beneficial interest in First Union, a provision which is aimed at protecting First Union's preferred tax status as a REIT. This ownership limitation, and the resulting need for cooperation among investors interested in effecting a takeover, cannot be overemphasized.(2)

----------

(2) The illicit nature of secretive stock ownership underlying Section 13(d) violations is illustrated by SEC V. DREXEL BURNHAM LAMBERT, ET AL., 837 F.Supp 587 (S.D.N.Y. 1993). DREXEL concerns the stock "parking" activity of Victor Posner, who was contractually obligated to limit his ownership of the outstanding voting securities of Fischbach Corporation to no more than 24.9%, a restriction not unlike the First Union 9.8% ownership restriction in character. Posner conspired to evade that restriction by arranging for others (namely Ivan Boesky, with the assistance of Michael Milken) to purchase shares on his behalf pursuant to secret, handshake understandings. The substance of these agreements, which created a "group" within the meaning of Section 13(d) and its underlying regulations, were never disclosed by Posner or Boesky in their Schedule 13D filings. These violations resulted in an order requiring Posner to place stock under his control into a voting trust and compelling the disgorgement of over $3.6 million to the U.S. Treasury. SEE ALSO SEC V. DREXEL BURNHAM LAMBERT, 956 F.Supp 503 (S.D.N.Y. 1997).

         The Gotham entities are considered by the investment community to be "hedge funds," primarily interested in short-term investments.(3) It is well understood in the investment community that a hedge fund's business purpose is to effect a quick profit by any means, fair or foul, without regard for the long-term interests of other shareholders or corporate integrity. In an ordinary takeover situation, a raider like Gotham could simply purchase enough of the outstanding voting shares of its target to gain control. However, because Gotham's target in this case is a REIT subject to the 9.8% ownership restriction described above, Gotham must have the agreement of several other shareholders in order to gain control. Surreptitiously, this is exactly how Gotham has proceeded.

II.      OVERVIEW OF GOTHAM'S SECURITIES VIOLATIONS

         The primary focus of First Union's planned discovery is its claims under Section 13(d) of the Exchange Act, in particular its claim that Gotham failed to disclose the existence of its group of investors acting in concert as early as 1996 to take control of First Union. Section 13(d) requires persons who acquire more than 5% of the outstanding shares of a class of securities in a publicly traded company to file a disclosure statement (i.e., "Schedule 13D") with the SEC, which includes, inter alia, a statement of the person's purpose, its formal or informal combinations or agreements with other shareholders, and the source of funds with which its investment was made. A "person" includes "two or more persons act[ing] as a partnership, limited partnership, syndicate, or other group for the purpose of acquiring, holding, or disposing of securities of an issuer." 15 U.S.C. Section 78m(d)(3); see also 17 C.F.R.
section 240.13d-5(b)(1) ("Where

----------

(3) In his deposition in this case, REIT analyst Kevin Comer of the firm BT Alex Brown testified that Gotham is known to be a hedge fund, focused on short-term profits. See Transcript of Comer deposition at 34 (Exhibit A). A definition of hedge fund is provided by the DICTIONARY OF FINANCE AND INVESTMENT TERMS (Barron's Educational Series, Inc. ed., 4th ed. 1995) at 238-39 (Exhibit B).

two or more persons agree to act together for the purpose of acquiring, holding, voting, or disposing of equity securities of an issuer, the group formed thereby shall be deemed to have acquired beneficial ownership . . . of all equity securities of that issuer beneficially owned by any such persons.")

         Whether a group exists depends on whether or not members have "combined in furtherance of a common objective." WELLMAN V. DICKINSON, 682 F.2d 355, 363 (2d. Cir. 1982), CERT. DENIED, 460 U.S. 1069 (1983). "[T]he concerted action of the group's members need not be expressly memorialized in writing." Id. Circumstantial evidence is routinely relied upon to determine whether a group exists. ID. For example, the court in SEC V. SAVOY INDUSTRIES, INC., 587 F.2d 1149, 1164 (D.C. Cir. 1978), CERT. DENIED, 440 U.S. 913 (1979), upheld a lower court ruling, based largely on circumstantial evidence, that the defendant had formed a common purpose with other individuals to gain control of Savoy and, thus, was liable for issuing a misleading Schedule 13D. The court relied, in part, on defendant's discussions with the other investors regarding possible management changes they might be able to effect, expansion of Savoy's business into new areas, and defendant's influence over another alleged group member. The court concluded that the defendant had effectively joined forces with the other group members -- and should have disclosed this fact in its Schedule 13D. As discussed below, Gotham has engaged in similar concerted activity with an eye toward seizing control of First Union, all without the required public disclosure.

         On June 4, 1997, Gotham filed a Schedule 13D with the SEC with respect to its acquisition of more than 5% of the outstanding shares of beneficial interest in First Union. Gotham has filed several amendments to that Schedule 13D. The original Schedule 13D failed to satisfy the requirements of Section 13(d) of the Exchange Act, and this inadequate disclosure has not been fully corrected by the subsequent amendments. Among other things, First Union believes Gotham has:

          (1) failed to identify and disclose the "group" formed by Gotham whose purpose and intent has been and is to take control of First Union, sell off its assets, and/or effect significant changes in the organization, structure and management of First Union;

          (2) failed to identify the members of this undisclosed group;

          (3) failed to disclose the true source of funds for the shares acquired by the group;

          (4) failed to disclose the group's true plans and intentions for First Union; and

          (5) failed to disclose any and all contracts, arrangements, understandings and/or relationships between it and other individuals and entities with respect to First Union.

These incomplete and misleading Schedule 13D filings have materially defrauded the market and have allowed Gotham and those acting in active concert with them to acquire and hold at least 30% of First Union's shares without disclosing to First Union's shareholders from the very beginning the information required by the federal securities laws, including the fact of their combination and their intent to force a change in control of First Union.

         Seven months after filing their original Schedule 13D, Gotham began a proxy contest to replace the three trustees on First Union's nine-member Board of Trustees whose terms were expiring, to expand the Board of Trustees by an additional six seats, and to have its own six-member slate fill those seats ("the Proposal"). The Proposal was disclosed in a Schedule 13D filed on January 8, 1998. However, the fact that the Proposal was the product of a pre-existing plan and agreement of a group, who together hold nearly thirty percent of First Union's stock, was not disclosed in either Gotham's original Schedule 13D, its amendments, or in Gotham's proxy solicitation materials.

         With respect to its proxy solicitation claims, First Union also seeks relief under Section 14(a) because: (1) Gotham improperly solicited support for its takeover plans among members of the group long before proxy materials were ever filed with or cleared by the SEC; (2) Gotham's filed January 1998 proxy materials continued to omit discussion about the group and were evasive about Gotham's takeover purpose; (3) only recently, and after mailing its first set of proxy solicitation materials, did Gotham reveal a proposed strategy for First Union in response to threatened legislative changes to First Union's tax status, but still without disclosing its unlawful group or plans to turn the Trust into a speculative "opportunity fund;" and (4) any subsequently proposed revisions to Gotham's proxy materials will come too close to the scheduled May 19 Special Meeting to afford shareholders a real opportunity to make an informed choice. During the entire period that these false and misleading public filings have been propounded to the market, Gotham has continued to purchase shares of First Union, and innocent investors have continued to make purchase and sale decisions in reliance upon Gotham's avowed, albeit false, filings. Both the Section 13(d) and 14(a) claims form a basis for First Union's motion for preliminary injunction.

III.     THE GROUP'S KNOWN CONCERTED ACTIVITY

         A.  THE PATTERN OF UNDISCLOSED GROUP CONDUCT

         Although it is likely not to be an exhaustive list, First Union has identified three major actors in the Gotham group. First, of course, is Gotham, which began acquiring shares of beneficial interest in First Union in mid-November 1996, when it purchased more than 500,000 shares. It purchased an additional 200,000 shares before the end of January 1997, and by June 1997 was compelled to file a Schedule 13D with the SEC reporting ownership of more than
1.9 million shares -- over 6.7% of First Union's outstanding voting shares of beneficial interest.

This percentage increased to 8% by September 1997 and approached the 9.8% limit in October 1997.

          Another participant has been Apollo Real Estate Advisors, L.P. ("Apollo"), which first reported its stake in First Union in a November 21, 1996
Schedule 13D. At that time, Apollo held preferred shares that were convertible into approximately 725,000 shares of beneficial interest, having purchased its entire interest in the preceding two weeks. By late December, Apollo had acquired an additional block of over 200,000 common shares of First Union. By continuing to buy both preferred and common shares, Apollo acquired the equivalent (assuming conversion of preferred shares) of approximately 2,136,000 voting shares by June 1997.

          The third participant is Franklin Mutual Advisors, Inc. ("Franklin"), which reported in a November 22, 1996 Schedule 13G(4) ownership of 569,000 preferred shares of First Union, convertible into almost 1.9 million common shares. A little over a year later, Franklin reported the acquisition of an additional block of one million common shares, for a total beneficial interest equivalent to 2.9 million voting shares in First Union.

          These major participants deserve attention for more than their holdings in First Union. They have each previously worked together, in various combinations, to take control of a series of public companies without disclosing their plans to the public market. For example, in 1996-1997, Apollo and Gotham actively worked together in an ultimately unsuccessful attempt to obtain control of Santa Anita Realty Enterprises and its affiliate, Santa Anita Operating Company, which together formed another paired-share REIT. Gotham's William Ackman testified briefly in state court proceedings that Gotham had purchased its 8% stake in Santa Anita while "absolutely"


----------

(4) A Schedule 13G is intended for use only by institutional, passive investors, who do not intend to participate in, control or influence management of an entity. 17 C.F.R. section 240.13d-1(b)(1) Its vociferous criticism of First Union management and its efforts to ensure a change in control clearly disqualifies Franklin as a "passive investor."

working with Apollo to acquire control of Santa Anita. Notwithstanding this now admitted purpose, Gotham's November 26, 1996 Schedule 13D for Santa Anita reported only that Gotham had purchased its stake in Santa Anita "for investment purposes."

          Apollo also failed to disclose its working relationship with Gotham in connection with Santa Anita, despite the fact that Gotham and Apollo contemporaneously filed separate Schedule 13D amendments on January 28, March 17, and April 8, 1997 as their concerted acquisition program progressed. Similarly, Franklin, which itself held a 6% stake in Santa Anita, did not disclose until April 1997 that it had previously been in negotiations with Apollo's team to seek a takeover of the company.

          Other examples of concerted effort by these players include the takeover of Bay Meadows Operating Company/California Jockey Club, another paired-share REIT. In November 1996, the month it began acquiring First Union shares, Gotham disclosed a 6.23% stake in Bay Meadows. By December 1996, Bay Meadows had been taken over by Patriot American Hospitality, a Dallas-based REIT whose major investors included William Mack -- the president of Apollo. Gotham and Franklin were also reported by the press as working together during 1997 to pressure Dow Jones to sell its Markets Division. Both held large stakes in Dow Jones and leveraged each other's stakes to force the sale of the unit by the parent. SEE WHAT'S GONE WRONG AT DOW JONES MARKETS?, The Media Intelligence Bulletin, Dec. 5, 1997 (Exhibit C).

          These transactions reveal a pattern that make Gotham's, Apollo's, and Franklin's simultaneous ownership of any company, especially a REIT, highly suspicious. However, the investing public and First Union's individual shareholders would be unlikely to have the benefit of this perspective or the resources with which to detect concerted group takeover activity. Of course, under the federal securities laws investors are not expected to undertake investigative research; a group's existence and takeover purpose should be plainly disclosed to all. The Gotham group routinely neglects this step, at least until they are nearing completion of each takeover project.

         B.  KNOWN CONCERTED ACTION BY THE GROUP WITH RESPECT TO FIRST UNION

          The Gotham group's pattern of concerted takeover activity extends to their investments in First Union. Within weeks of their simultaneous investment in First Union in November 1996, there is evidence that Gotham and Apollo were working together to obtain control. Ackman has testified that he was aware of Apollo's substantial holdings and knew two people at Apollo: W. Edward Scheetz and William Scully. Documents produced by Gotham show that as early as December 26, 1996, Gotham and Apollo were exchanging information about First Union and the opinion that it was "undervalued." For example, on that date, Apollo faxed to Gotham a December 24, 1996 article published by America Online entitled "How Far Can FUR Fly?" (Exhibit D.)

         Gotham and Apollo also shared a brokerage firm in late 1996 and early 1997 that was drawing the conclusion that First Union was a potential takeover target. Furman Selz, L.L.C. worked with both Gotham and Apollo and a Furman Selz analyst has testified in deposition that clients of that firm were given advance access to analysts' reports concerning First Union. Indeed, Gotham has produced a draft Furman Selz reported dated December 2, 1996, which identified First Union as a likely takeover candidate. The draft, which bore the legend "For Internal Use Only!," was hand-addressed to Bill Ackman. Therefore, at least Ackman had the opportunity and ability to influence the final Furman Selz analyst report, which was publicly distributed a couple of days later. Furman Selz's policy of allowing clients advance access to reports concerning First Union suggests that Apollo may very well have had a similar opportunity.

          Two months later, and four months before filing its Schedule 13D, Ackman reported to Gotham's partners in Gotham's February 11, 1997 Annual Letter that he believed it "highly likely that [First Union] will soon be controlled by managers or investors who have the ability to take advantage of their special tax and structural characteristics and who can create value well in excess of the company's current market prices." (Emphasis added). Ackman's confidence apparently reflects knowledge of other shareholders' support, since Gotham at this point held less than 5% of First Union's shares and could not otherwise be at all confident of a change in control without such information. Ackman's confidence that a takeover would occur was demonstrated by Gotham's purchase of an additional 750,000 shares in this "poorly managed" REIT during the following four months. These shares, of course, were purchased from sellers unaware that First Union had been put into play by a group of conspiring investors.

          Notwithstanding the group members' increasing stake in First Union, Gotham's Ackman and David Berkowitz and Apollo's Scully, along with other suspected group members, including Ronald Kravit of Blackacre Capital Group/Cerberus Partners, L.P., appeared uninvited at an invitation-only "road show" luncheon presentation organized by First Union for potential investors on May 27, 1997. As First Union's management attempted to interest invited potential investors in First Union's new equity offering, the gate-crashers interfered with the presentation, using the occasion to air their disagreements with management. Scully in particular directly challenged the integrity and strategy of management. This disruption unnerved many invited investors and drove several away, thereby reducing the price ultimately obtained for the newly offered shares. In this endeavor, the Gotham group did not act in a manner consistent with being investment-only shareholders, but rather vultures looking to create an opportunity for themselves. Ironically, a week later Gotham filed its original
Schedule 13D complaining about, inter alia, First Union's equity offerings and their "dilutive effect" on shareholders. Gotham and its allies, of course, had helped to create the object of their own complaint.

          Gotham went public with its complaints in its June 4, 1997 Schedule 13D filing and a July amendment that disclosed a related diatribe sent to First Union's management and Board of Trustees on July 14. Notwithstanding complaints about management's background and experience, First Union's strategy, and the dilutive effect of its decision to raise equity capital, however, Gotham continued to buy more First Union shares! In August, it purchased 165,200 shares; in October, another 435,000.

          Meanwhile, the other players began to make their presence felt. Apollo's Scully approached First Union's Chairman, James Mastandrea, on September 9, 1997 and suggested First Union add HIM AND GOTHAM'S BILL ACKMAN to First Union's Board of Trustees. Scully also intimated that First Union was targeted for a takeover and that 14 of First Union's shareholders owned 65% of its stake -- statistics that strongly suggest concerted action and shared information.

          Several months later on November 7, 1997, Scully again spoke to Mr. Mastandrea, urging a meeting with several major Apollo investors. The telephonic parade through Mr. Mastandrea's office continued later that day as both Gotham's Ackman and Ed Scheetz, formerly of Apollo but by this time with NorthStar Capital Partners ("NorthStar") and also a Gotham partner, called separately to suggest "strategic alternatives." Scheetz also told Mr. Mastandrea that NorthStar had acquired 600,000 common shares of First Union. A week later, Ackman called again and told Mr. Mastandrea that he had spoken with Scheetz and urged him to make the earlier call.

          Ackman now admits that by December 12, 1997 he had already in place a slate of nine proposed new trustees to take over First Union -- at the same time he was scheduling a "peace-making" meeting with Mr. Mastandrea and nearly a month before Gotham publicized its board-packing plan. Among Gotham's nine nominees was and is James Williams, a Gotham partner with ties to Franklin, who serves as chairman of Michigan National Bank, a position he achieved after Franklin principal Michael Price had forced Michigan National's sale. See Mark Calvey, BAY AREA BANKERS PICK UP SOME POISON FOR FIGHT AGAINST PREDATORS, San Francisco Business Times, Nov. 15, 1996 (Exhibit E).

          In early January 1998, Scheetz proposed to First Union that it acquire NorthStar's new REIT, NorthStar Investment Corporation. Scheetz also proposed that he and David Lesser of Hudson Bay Partners be given seats on First Union's board. NorthStar had not fallen too far from the Gotham tree, however; Scheetz faxed Ackman a draft of his proposal letter to First Union in advance.

          On January 8, 1998, Gotham made public its board-packing plan and proposed nominees. It did so on the last possible day for such proposals prior to the scheduled April 14, 1998 Annual Meeting of shareholders. Thereafter, Apollo and Franklin continued to act in a manner consistent only with a cooperative takeover effort. As of early February, both Apollo and Franklin held large portions of their interest in First Union in preferred shares, which tend to hold value better in a declining market (as was predicted by doomsayer Gotham) and which generally trade at a premium over their conversion value in common shares. However, preferred shares do not have voting rights. Notwithstanding the economic advantage in not converting their preferred shares, both Apollo and Franklin prematurely converted their entire portfolio of First Union preferred into common shares on February 12, 1998, the day before the record date for First Union's then-scheduled April 14 Annual Meeting. Neither had sufficient shares to control the vote, of course. Nevertheless, the two acted not only in lockstep, but apparently in total confidence that the Gotham proposal would prevail, a level of confidence that strongly evidences concerted activity.

          Throughout this entire period, and regardless of the numerous connections, communications, and coincidences in the behavior of Gotham, Franklin and Apollo, as well as NorthStar, Blackacre/Cerberus, and Hudson Bay Partners, not a single 13D filing by any group member disclosed to the investing public the interrelationships among the group members or their agreement to act together to oust First Union's management and take control of its board.

         C.  THE NEED FOR DISCOVERY

          First Union's discovery needs are obvious from the preceding recitation of evidence. Clearly, First Union must be allowed an opportunity to depose Gotham's principals. Gotham has moved for a protective order barring even this most fundamental party discovery. First Union has subpoenaed James Williams, a Gotham partner and one of its nominees for a First Union board seat, who apparently has ties to Franklin. First Union has also, quite justifiably, served document subpoenas on Franklin, Apollo, NorthStar, Blackacre/Cerberus, and Hudson Bay Partners. It has also subpoenaed for deposition Scully of Apollo, Jeffrey Altman of Franklin, and Steven Feinberg of Blackacre/Cerberus. This discovery, at a minimum, is necessary to allow First Union to gather evidence concerning the group members' communications, relationships, and motives, which is essential to determine the extent of the illicit group and to prepare for a hearing on First Union's pending motion.

          First Union has also subpoenaed documents from Gotham's proxy solicitation firm, Beacon Hill, and has subpoenaed Beacon Hill's Edward McCarthy for deposition in order to explore the roles of the group members in Gotham's proxy solicitation in support of its proposal.

Beacon Hill has undertaken its engagement with Gotham on a contingency fee basis, an unorthodox arrangement that suggests it was provided assurances of the success of Gotham's proposal -- an issue of direct relevance to First Union's claims.

         It is critical that First Union have an opportunity to complete this discovery, which is clearly within the scope of Federal Rule of Civil Procedure 26's broad mandate to permit discovery "reasonably calculated to lead to admissible evidence." Indeed, First Union's currently proposed discovery is narrowly tailored to examine the group activity and investment purpose that is central to its federal securities claims.

IV. GOTHAM'S FAILURE TO DISCLOSE ITS GROUP ACTIVITY ENTITLES FIRST UNION TO INJUNCTIVE RELIEF

          Contrary to Gotham's suggestions, its failure to disclose fully its group arrangement with Apollo and Franklin (and perhaps others) and the group's intent to obtain control of First Union is not a "mere technical violation" that can be overlooked by the Court. TWIN FAIR, INC. V. REGER, 394 F.Supp. 156, 160 (W.D.N.Y. 1975). For example, in TWIN FAIR the court considered the accumulation of securities by an individual and his related companies and trusts without making timely disclosures as required by Section 13(d). TWIN FAIR observed that the purpose of Section 13(d) "is to alert the marketplace to every large, rapid aggregation or accumulation of securities . . . which might represent a potential shift in corporate control." ID. (QUOTING GAF CORP. V. MILSTEIN, 453 F.2d 709, 717 (2d Cir. 1971)). Notwithstanding the defendants' tardy Schedule 13D filing, TWIN FAIR concluded that the violation warranted "disenfranchisement of the shares involved." ID. at 161. The court entered a preliminary injunction against the entire group enjoining (1) acquisition of additional stock; (2) solicitation of proxies; (3) making a tender offer; (4) voting shares already acquired; (5) disposing of shares, other than via unsolicited open market sales; and (6) other Exchange Act violations. ID.

         Similarly, in HANNA MINING CO. V. NORCEN ENERGY RESOURCES LTD., 574 F.Supp 1172 (N.D. Ohio 1982), this Court ordered the defendant to divest itself of all shares acquired after its false Schedule 13D was filed to remedy the irreparable harm caused not only to the target corporation, but also the shareholders who had sold their shares without the benefit of knowing the defendant's takeover purpose -- knowledge to which they were entitled under
Section 13(d). SEE ALSO DICEON ELECTRONICS, INC. V. CALVARY PARTNERS, L.P., 772 F.Supp 859 (D. Del. 1991); CHAMPION PARTS REBUILDERS, INC. V. CORMIER CORP., 661 F.Supp 825 (N.D. Ill. 1987); USG Corp. v. Wagner & Brown, 690 F.Supp 625 (N.D. Ill. 1987); K-N ENERGY, INC. V. GULF INTERSTATE CO., 607 F.Supp 756
(D. Colo. 1983).

          Gotham should be similarly enjoined. For months, Gotham misled shareholders, including those from whom it purchased shares, with respect to its intent to seek control of First Union and its group arrangement with other large shareholders. Gotham has also obscured its strategic plans for First Union, which may threaten its tax status and alter the nature of the investment its shareholders have come to expect. These misrepresentations and omissions have caused shareholders to make decisions without the full information to which they are entitled and have resulted in a prolonged period of destabilization suffered by the Trust. Moreover, Gotham has hardly been forthcoming about the web of intrigue underlying its assault on First Union. As a result, if the Court were to order new disclosures, they would be too late to provide any effective relief prior to the May 19 Special Meeting. Therefore, as in TWIN FAIR, the appropriate remedy would be to enjoin consideration of Gotham's pending proposal and its board nominees, enjoin its proxy solicitation, and enjoin the voting of its shares at the upcoming meeting. Without this relief, Gotham would be allowed to evade the strictures of the securities laws not only without penalty, but to its advantage. The Court should not permit this result.

V. CONCLUSION

         First Union's Motion for Preliminary Injunction raises important issues critical to the upcoming Special Meeting of shareholders on May 19, 1998. Consideration of that Motion should, therefore, be expedited. First Union respectfully requests that this Court permit it to complete its proposed discovery and that the Court set a hearing on the Motion.

                                  Respectfully submitted,

                                  /s/ Frances Floriano Goins
                                  -----------------------------------
                                  Frances Floriano Goins (0018631)
                                  Martha S. Sullivan (0064040)
                                  Alan M. Koschik (0065891)
                                  SQUIRE, SANDERS & DEMPSEY L.L.P.
                                  4900 Key Tower
                                  127 Public Square
                                  Cleveland, Ohio  44114-1304
                                  (216) 479-8500

                                  James P. Murphy (0003874)
                                  SQUIRE, SANDERS & DEMPSEY L.L.P.
                                  1201 Pennsylvania Avenue N.W.
                                  P.O. Box 407
                                  Washington, D.C.  20044
                                  (202) 626-6600

                                  Attorneys for Defendant
                                  First Union Real Estate Equity
                                    and Mortgage Investments

                             CERTIFICATE OF SERVICE
                             ----------------------

         A copy of the foregoing Defendant First Union's Supplemental Memorandum in Support of Its Motion for Preliminary Injunction was served this 4th day of May, 1998, by hand-delivery upon David C. Weiner, Esq., Hahn Loeser & Parks L.L.P., 3300 BP America Building, 200 Public Square, Cleveland, Ohio 44114-2301; and by U.S. Mail, postage prepaid upon Alexander R. Sussman, Esq., Fried, Frank, Harris, Shriver & Jacobson, One New York Plaza, New York, New York, 10004, counsel for Plaintiffs Gotham Partners, L.P., and Gotham Partners II, L.P.


                                     /s/ Alan M. Koschik
                                     ----------------------------------
                                     One of the Attorneys for Defendant
                                     First Union Real Estate Equity
                                      and Mortgage Investments